SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2009 (April 21, 2009)

BIMINI CAPITAL MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of Material Definitive Agreement.

As previously disclosed in its most recent Annual Report on Form 10-K, on March 25, 2009 Bimini Capital Management, Inc. (the “Company”) entered into an agreement with Taberna Capital Management, LLC (“Taberna”), the collateral manager of certain collateralized debt obligations issued in 2005 and collateralized by, among other securities, the trust preferred capital securities sold by Bimini Capital Trust I (“BCT I”) in May of 2005.

Pursuant to the terms of the agreement with Taberna, the obligations under the trust preferred capital securities issued by BCT I were discharged and the securities were redeemed on April 21, 2009. Concurrently, Bimini Capital redeemed $51.55 million of its junior subordinated notes issued to BCT I and anticipates recognizing a gain of approximately $31.5 million on the early extinguishment of this debt.

Item 7.01.                      Regulation FD Disclosure.

On April 22, 2009, the Company issued a press release announcing the completion of its debt exchange with Taberna described in Item 1.02.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being furnished with this Current Report on Form 8-K.

99.1           Press Release, dated April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMINI CAPITAL MANAGEMENT, INC.
Date: April 23, 2009	By:/S/ Robert E. Cauley Robert E. Cauley Chairman and Chief Executive Officer